EXHIBIT 23.1


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Stockholders of
Technology Service Group, Inc.:


       We consent to the use in this Amendment No. 4 to a Registration Statement of Technology Service Group, Inc. on Form S-1 of our report dated July 30, 1995, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


       Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Technology Service Group, Inc. for the seven months ended October 30, 1994 and the five months ended March 31, 1995, listed in Item 16. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP


Atlanta, Georgia
May 8, 1996